Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-289880, 333-289136, 333-276026, 333-264738, 333-219487, and 333-217393) on Form S-8 of Air Industries Group of our report dated April 15, 2026, with respect to the consolidated financial statements of Tenax Aerospace Acquisition, LLC, which report appears in the Preliminary proxy statement on Schedule 14A of Air Industries Group dated May 05, 2026.

/s/ KPMG LLP

Tampa, Florida
May 05, 2026